POWER OF ATTORNEY

The undersigned hereby appoints Joseph A. Caccamo, Esq. and Russell Greenberg, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Forms 4 and Forms 5 relating to such person's beneficial ownership of securities of Inter Parfums, Inc., and to file the same, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In Witness Whereof, the undersigned has executed this Power of Attorney this 23rd day of January 2003.

/s/ Robert Bensoussan

[Signature]

____Robert Bensoussan____________

[Print Name]